May 20, 1997


Merrill Lynch, Pierce, Fenner & Smith        Beneficial Mortgage Services, Inc.
             Incorporated                    One Christina Centre
250 Vesey Street                             301 North Walnut Street
World Financial Center, North Tower          Wilmington, DE  19801
New York, New York  100281-1310

Salomon Brothers Inc                         UBS Securities LLC
7 World Trade Center, 33rd Floor             299 Park Avenue, 26th Floor
New York, New York  10048                    New York, New York 10171

J. P. Morgan Securities Inc.                 Standard & Poor's Ratings Services
60 Wall Street, 18th Floor                   26 Broadway
New York, New York  10260                    New York, NY  10004

The Chase Manhattan Bank                     Moody's Investors Service, Inc.
450 West 33rd Street, 10th Floor             99 Church Street
New York, NY  10001-2697                     New York, NY  10007
Attention:  Corporate Trust Officer

Texas Commerce Bank National Association     Fitch Investors Service L.P.
600 Travis Street                            One State Street Plaza, 32nd Floor
Houston, TX  77002                           New York, NY  10004
Mail Station 6-TCT-36

Dear Sirs:

        This opinion is being rendered to you pursuant to Section 5(b) of the Underwriting Agreement, dated May 13, 1997 (hereinafter called the "Underwriting Agreement"), among Beneficial Mortgage Services, Inc. (the "Depositor"), Beneficial Mortgage Corporation, as Master Servicer (the "Master Servicer"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as authorized representative of J.P. Morgan Securities Inc.,

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May 20, 1997
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Salomon Brothers Inc and UBS Securities LLC (the "Underwriters"), relating to the sale of $807,824,000 Beneficial Home Equity Loan Asset Backed Certificates, Series 1997-1 (the "Certificates").

        In our capacity as special counsel to the Depositor, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records of the Depositor and of public officials and other instruments, and have conducted such investigations of fact and of law as we have deemed necessary or appropriate to render this opinion, including the following: the corporate proceedings with respect to (1) the incorporation of the Depositor pursuant to its Certificate of Incorporation; (2) the authorization of the execution by the Depositor of the Pooling and Servicing Agreement, dated as of May 1, 1997 (hereinafter called the "Pooling and Servicing Agreement"), among the Depositor, as depositor, the Master Servicer, as master servicer, The Chase Manhattan Bank, as trustee (the "Trustee"), and Texas Commerce Bank National Association, as co-trustee (the "Co-Trustee"); (3) the authorization of the execution of the Underwriting Agreement and the Terms Agreement referred to in the Underwriting Agreement (hereinafter called the "Terms Agreement"); (4) the authorization of the direction by the Depositor to the Trustee to execute and deliver the Certificates; (5) the Registration Statement on Form S-3 (Reg. No. 333-21511), and Amendments No. 1 and 2 thereto, relating to the registration under the Securities Act of 1933, as amended (the "Act"), of the Certificates (such Registration Statement, as and to the extent so amended, at the time it became effective on April 23, 1997 being hereinafter called the "Registration Statement"); and (6) the Prospectus, dated May 7, 1997, and the Prospectus Supplement, dated May 13, 1997, each in the form thereof transmitted for filing with the Securities and Exchange Commission (the "Commission") pursuant to Rules 424(b) and 430A promulgated under the Act (collectively, the "Prospectus").

         Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in the Underwriting Agreement.

         Based upon the foregoing, and subject to the limitations set forth below, it is our opinion that:

             1. The direction by the Depositor to the Trustee to execute, issue, countersign and deliver the Certificates has been duly authorized by the Depositor and, assuming that the Trustee has been duly authorized to do so, when executed and countersigned and delivered by the Trustee in accordance with the Pooling and Servicing Agreement and in the case of the Certificates delivered to you as provided in the Underwriting Agreement and the Terms Agreement, the Certificates will be validly issued and outstanding and shall be entitled to the benefits of the Pooling and Servicing Agreement.

             2. The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Depositor and the Master Servicer and, assuming due authorization, execution and delivery thereof by the Trustee, the Pooling and Servicing Agreement constitutes a valid and binding agreement of the Depositor and the Master Servicer, enforceable against the Depositor and Master Servicer in accordance

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May 20, 1997
Page 3


         with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equitable principles.

             3. The Underwriting Agreement and the Terms Agreement have been duly and validly authorized, executed and delivered by the Depositor and the Master Servicer.

             4. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

             5. At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial and statistical information included therein, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations promulgated thereunder (the "Regulations").

             6. The conditions to the use by the Depositor of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

             7. The information in the Prospectus under "PROSPECTUS SUPPLEMENT SUMMARY -- ERISA Considerations," "RISK FACTORS -- Bankruptcy and Insolvency Considerations - True Sale," and "ERISA CONSIDERATIONS" to the extent that it constitutes matters of law or summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

             8. No authorization, approval, consent, or order of any court or governmental authority or agency is required to be obtained by the Depositor or the Master Servicer in connection with the consummation of transactions contemplated by, or the fulfillment of the terms of, the Underwriting Agreement, the Terms Agreement and the Pooling and Servicing Agreement or sale of the Certificates to the Underwriters, except such as may be required under the Act, or the Regulations or state securities law. However, because the Originators will be entitled to retain possession of the documentation relating to the Home Equity Loans sold by them and assignments of the Home Equity Loans in favor of the Trustee or the Co-Trustee will not be required to be recorded except in certain circumstances, we express no opinion with respect to the Trustee's or the Co-Trustee's ability to enforce the Home Equity Loans directly against the obligors under the Home Equity Loans.

             9. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

             10. Neither the Depositor nor the Trust Fund, as defined in the Pooling and Servicing Agreement, is required to be registered under the Investment Company Act of 1940, as amended.

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May 20, 1997
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              Except as specifically noted in paragraph 8 above, we are not passing upon and assume no responsibility for, the accuracy, completeness or fairness of the statements included in the Registration Statement and the Prospectus. However, we participated in the preparation of the Registration Statement and the Prospectus and participated in conferences with representatives of the Depositor and representatives of the Underwriters, respectively, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of our participation in the preparation of the Registration Statement and the Prospectus and the above-mentioned conferences, we know of no facts which lead us to believe that the Registration Statement (other than the financial and statistical information therein, as to which we express no opinion), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial and statistical information therein, as to which we express no opinion), at the Representation Date or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinions expressed herein are limited to the law of the State of New York, the Delaware General Corporation Law and the federal laws of the United States.

         The opinions expressed herein are rendered only to those to whom this opinion letter is specifically addressed and, without our express written consent, may not be relied upon by any other person for any other purpose.

                                Very truly yours,